Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

1345 Avenue of the Americas

New York, New York 10105

January 26, 2026

Xinxu Copper Industry Technology Limited

2188 Nanci First Road

Anhui Xinwu Economic Development Zone

Wanzhi District, Wuhu City

Anhui Province, China 241100

Re:	Registration Statement of Xinxu Copper Industry Technology Limited

Ladies and Gentlemen:

We have acted as special United States counsel to Xinxu Copper Industry Technology Limited, a Cayman Islands exempted company (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of (i) up to 3,450,000 ordinary shares of the Company, par value HK$0.0005 per share (the “Ordinary Shares”), including 450,000 Ordinary Shares underlying the underwriters’ over-allotment option, (ii) warrants issuable to the representatives of the underwriters to purchase up to 207,000 Ordinary Shares (the “Underwriters’ Warrants”) and (iii) up to 207,000 Ordinary Shares issuable upon exercise of such Underwriters’ Warrants, pursuant to a Registration Statement on Form F-1 which is initially filed by the Company with the Commission on January 26, 2026 (as it may be amended from time to time, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have also assumed that all of the Ordinary Shares issuable or eligible for issuance pursuant to exercise of the Underwriters’ Warrants following the date hereof will be issued for not less than par value.

Based upon the foregoing, we are of the opinion that:

1. Underwriters’ Warrants. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Securities Act”), and when the Underwriters’ Warrants are issued, delivered and paid for, as contemplated by the Registration Statement, such Underwriters’ Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Underwriters’ Warrants.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the date hereof should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP